Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 6, 2022) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,183 and adjusted book value per share of $1,204 as of March 31, 2022. Book value per share and adjusted book value per share both increased 1% in the first quarter of 2022.

Manning Rountree, CEO, commented, “We had a good first quarter, with ABVPS up 1%. Rising interest rates were a headwind in our fixed income portfolio. This was more than offset by positive results from our operating companies and positive returns in our equity portfolio. BAM produced $22 million of total premiums and member surplus contributions in the quarter, driven by strong secondary market activity. Ark produced break-even underwriting results in the quarter, reflecting the impact of estimated losses emanating from the conflict in Ukraine. Ark wrote $633 million of gross written premiums in the quarter, up 57% year over year, with risk adjusted rate change up 9% year over year. NSM produced healthy growth in both pro forma controlled premiums and pro forma adjusted EBITDA. Kudu posted growth in adjusted EBITDA and recognized $22 million of mark-to-market gains in the fair value of its portfolio of participation contracts. MediaAlpha’s share price was up 7% in the quarter, producing a $19 million mark-to-market gain. Excluding MediaAlpha, the investment portfolio returned 0.3% in the quarter, as gains in equities more than offset mark-to-market losses in fixed income. We completed $39 million of share repurchases in the quarter. Including the dividend received from HG Global in May, undeployed capital now stands at roughly $400 million.”

Comprehensive income (loss) attributable to common shareholders was $31 million in the first quarter of 2022 compared to $(74) million in the first quarter of 2021. Results in the first quarter of 2022 included $19 million of unrealized investment gains from White Mountains’s investment in MediaAlpha. Results in the first quarter of 2021 included $42 million of net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha and a loss of $29 million related to NSM’s sale of its Fresh Insurance motor business.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $22 million in the first quarter of 2022 compared to $26 million in the first quarter of 2021. BAM insured municipal bonds with par value of $3.5 billion in the first quarter of 2022 compared to $3.5 billion in the first quarter of 2021, which included $806 million from an assumed reinsurance transaction. Total pricing was 63 basis points in the first quarter of 2022 compared to 74 basis points in the first quarter of 2021. BAM’s total claims paying resources were $1,201 million at March 31, 2022 compared to $1,192 million at December 31, 2021 and $1,144 million at March 31, 2021.

Seán McCarthy, CEO of BAM, said, “BAM insured primary and secondary market volume reached a new record high for first-quarter activity, up 27% year over year. Pricing was in line with full-year 2021 levels. Interest rates were higher and more volatile during the quarter, supporting increased investor demand for insured bonds.”

Through the COVID-19 pandemic, BAM’s portfolio has performed well. All BAM-insured bond payments due through May 1, 2022 have been made by insureds, and there are no credits on BAM’s watchlist.

HG Global reported pre-tax loss of $15 million in the first quarter of 2022 compared to $2 million in the first quarter of 2021. The increase in HG Global’s pre-tax loss in the first quarter of 2022 compared to the first quarter of 2021 was driven primarily by lower investment returns on the HG Global fixed income portfolio.

On April 29, 2022, HG Global received the proceeds of its new $150 million, 10-year term loan credit facility. In turn, HG Global paid a $120 million cash dividend to shareholders, of which $116 million was paid to White Mountains.

White Mountains reported pre-tax loss related to BAM of $36 million in the first quarter of 2022 compared to $23 million in the first quarter of 2021. The increase in pre-tax loss related to BAM in the first quarter of 2022 compared to the first quarter of 2021 was driven primarily by lower investment returns on the BAM fixed income portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 100% in the first quarter of 2022 compared to 109% in the first quarter of 2021. Ark’s adjusted combined ratio, which adds back amounts attributable to third-party capital providers, was 101% in the first quarter of 2022 compared to 108% in the first quarter of 2021. The adjusted combined ratio for the first quarter of 2022 included 16 points of catastrophe losses compared to 17 points in the first quarter of 2021. Catastrophe losses for the first quarter of 2022 included an estimate of incurred losses emanating from the conflict in Ukraine. Losses could increase as the conflict continues.

Ark reported gross written premiums of $633 million, net written premiums of $544 million and net earned premiums of $194 million in the first quarter of 2022 compared to gross written premiums of $405 million, net written premiums of $342 million and net earned premiums of $105 million in the first quarter of 2021. Ark reported pre-tax loss of $23 million in the first quarter of 2022 compared to $33 million in first quarter of 2021. Ark’s pre-tax loss for the first quarter of 2022 included $18 million of net unrealized investment losses, driven primarily by mark-to-market losses on fixed income securities in its investment portfolio. Ark’s pre-tax loss for the first quarter of 2021 reflected $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Despite the tragic events in Ukraine, we are off to a solid start in 2022. The strong rate environment experienced in 2021 has carried through to 2022. Driven by solid January renewals, gross written premiums were up 57% from 2021, with risk adjusted rate change up 9%. Looking forward, market conditions remain attractive, and we are optimistic about continued profitable growth in the book.”

NSM

NSM reported commission and other revenues of $89 million, pre-tax income of $3 million and adjusted EBITDA of $18 million in the first quarter of 2022 compared to commission and other revenues of $75 million, pre-tax loss of $33 million and adjusted EBITDA of $14 million in the first quarter of 2021. Results in the first quarter of 2022 include the results of J.C. Taylor, an MGA offering classic and antique collector car insurance, which was acquired on August 6, 2021. Results in the first quarter of 2021 include a loss of $29 million related to the sale of NSM’s Fresh Insurance motor business, which was sold on April 12, 2021.

Geof McKernan, CEO of NSM, said, “NSM delivered a strong quarter, achieving new highs for premiums and profits. We saw healthy organic growth across the board. Trailing 12 months pro forma controlled premiums grew 3% quarter over quarter to $1,243 million, while pro forma adjusted EBITDA increased 4% quarter over quarter to $79 million.”

Kudu

Kudu reported total revenues of $35 million, pre-tax income of $29 million and adjusted EBITDA of $10 million in the first quarter of 2022 compared to total revenues of $24 million, pre-tax income of $16 million and adjusted EBITDA of $6 million in the first quarter of 2021. Total revenues and pre-tax income in the first quarter of 2022 included $22 million of net unrealized investment gains on Kudu’s participation contracts compared to $16 million of net unrealized investment gains on Kudu’s participation contracts in the first quarter of 2021.

Rob Jakacki, CEO of Kudu, said, “The Kudu portfolio performed well despite the volatile quarter for markets generally. Trailing 12 months revenues from participation contracts increased 10% quarter over quarter to $48 million, while adjusted EBITDA increased 13% to $37 million. Annualized revenues finished the quarter at $57 million, implying a cash revenue yield of 10%, while annualized adjusted EBITDA reached $46 million. We are continuing to see strong opportunities and expect further capital deployments throughout the year.”

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 28% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of March 31, 2022, the closing price was $16.55 per share, which increased from $15.44 per share at December 31, 2021. As of March 31, 2022, the value of White Mountains’s investment in MediaAlpha was $280 million, which increased from $262 million at December 31, 2021. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $5.65 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. Our focus remains on MediaAlpha’s intrinsic value, not on fluctuations in its share price. We encourage you to read MediaAlpha’s first quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations segment reported pre-tax income (loss) of $30 million in the first quarter of 2022 compared to $(64) million in the first quarter of 2021. The Other Operations segment results in the first quarter of 2022 and 2021 were driven primarily by net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. Unrealized investment gains from White Mountains’s investment in MediaAlpha were $19 million in the first quarter of 2022 compared to net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha of $42 million in the first quarter of 2021.

Excluding MediaAlpha, net realized and unrealized investment gains were $32 million in the first quarter of 2022 compared to net realized and unrealized investment gains of $2 million in the first quarter of 2021. Net investment income was $2 million in the first quarter of 2022 compared to $7 million in the first quarter of 2021.

White Mountains’s Other Operations segment reported general and administrative expenses of $29 million in the first quarter of 2022 compared to $36 million in the first quarter of 2021. The decreases in general and administrative expenses in the first quarter of 2022 compared to the first quarter of 2021 were driven primarily by lower incentive compensation costs.

Share Repurchases

In the first quarter of 2022, White Mountains repurchased and retired 37,435 of its common shares for $39 million at an average share price of $1,038.82, or 86% of White Mountains’s March 31, 2022 adjusted book value per share.

In the first quarter of 2021, White Mountains repurchased and retired 7,161 of its common shares for $7 million at an average share price of $1,038.96, or 84% of White Mountains’s March 31, 2021 adjusted book value per share.

Investments

The total consolidated portfolio return was 0.8% in the first quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was 0.3% in the first quarter of 2022. The total consolidated portfolio return was -0.3% in the first quarter of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 0.7% in the first quarter of 2021.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 0.3%. Strong returns in the equity portfolio more than offset mark-to-market losses in the fixed income portfolio driven by rising interest rates. Our short duration fixed income portfolio returned -3.2%, ahead of the BBIA Index return of -4.7%. The equity portfolio, excluding MediaAlpha, returned 5.0%, well ahead of the S&P 500 return of -4.6%, driven primarily by gains from private equity funds and Kudu’s participation contracts.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$873.8	$934.1	$857.0
Short-term investments	36.5	32.4	45.3
Total investments	910.3	966.5	902.3
Cash	22.3	19.8	18.9
Insurance premiums receivable	6.9	6.9	6.9
Deferred acquisition costs	33.1	33.1	28.7
Other assets	18.4	18.5	20.0
Total Financial Guarantee assets	991.0	1,044.8	976.8
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	692.4	688.6	305.8
Common equity securities	290.1	251.1	118.6
Short-term investments	198.0	296.2	328.6
Other long-term investments	334.5	326.2	234.7
Total investments	1,515.0	1,562.1	987.7
Cash	115.5	67.8	308.8
Reinsurance recoverables	412.7	448.4	449.0
Insurance premiums receivable	759.6	416.0	435.4
Ceded unearned premiums	86.8	67.1	145.5
Deferred acquisition costs and value of in-force business acquired	179.8	108.2	122.1
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	73.3	64.9	99.2
Total P&C Insurance and Reinsurance assets	3,435.2	3,027.0	2,840.2
Specialty Insurance Distribution (NSM)
Cash (restricted $90.2, $89.2 and $79.3)	113.5	111.5	121.0
Premium and commission receivable	97.6	85.0	77.0
Goodwill and other intangible assets	712.0	725.4	699.7
Other assets	53.0	55.4	65.0
Total Specialty Insurance Distribution assets	976.1	977.3	962.7
Asset Management (Kudu)
Other long-term investments	691.8	669.5	427.4
Cash (restricted $4.5, $4.5, $3.9)	25.4	21.4	10.9
Accrued investment income	11.8	16.9	7.5
Goodwill and other intangible assets	8.9	8.9	9.1
Other assets	9.6	10.4	2.8
Total Asset Management assets	747.5	727.1	457.7
Other Operations
Fixed maturity investments	249.3	286.2	318.8
Short-term investments	87.0	137.3	251.8
Investment in MediaAlpha	280.4	261.6	600.2
Other long-term investments	402.2	382.1	370.1
Total investments	1,018.9	1,067.2	1,540.9
Cash	50.4	38.8	28.9
Goodwill and other intangible assets	38.1	39.1	35.7
Other assets	83.6	63.3	57.1
Assets held for sale	15.9	16.1	.7
Total Other Operations assets	1,206.9	1,224.5	1,663.3
Total assets	$7,356.7	$7,000.7	$6,900.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$267.3	$266.3	$243.7
Accrued incentive compensation	11.2	24.7	11.0
Other liabilities	28.3	30.9	28.6
Total Financial Guarantee liabilities	306.8	321.9	283.3
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	999.6	894.7	751.9
Unearned insurance premiums	883.1	495.9	565.4
Debt	184.8	185.9	44.1
Reinsurance payable	348.9	424.1	487.5
Contingent consideration	30.1	28.0	22.5
Other liabilities	108.4	93.8	135.4
Total P&C Insurance and Reinsurance liabilities	2,554.9	2,122.4	2,006.8
Specialty Insurance Distribution (NSM)
Debt	270.6	272.1	272.7
Premiums payable	146.0	135.9	116.0
Contingent consideration	—	6.8	7.9
Other liabilities	77.4	80.5	83.5
Total Specialty Insurance Distribution liabilities	494.0	495.3	480.1
Asset Management (Kudu)
Debt	218.2	218.2	95.9
Other liabilities	42.3	42.8	15.4
Total Asset Management liabilities	260.5	261.0	111.3
Other Operations
Debt	17.3	16.8	17.0
Accrued incentive compensation	25.3	48.5	40.4
Other liabilities	28.6	30.1	25.9
Total Other Operations liabilities	71.2	95.4	83.3
Total liabilities	3,687.4	3,296.0	2,964.8

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	586.3	588.9	597.9
Retained earnings	2,956.2	2,957.5	3,226.7
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(.4)	1.7	1.3
Total White Mountains’s common shareholders’ equity	3,542.1	3,548.1	3,825.9
Non-controlling interests	127.2	156.6	110.0
Total equity	3,669.3	3,704.7	3,935.9
Total liabilities and equity	$7,356.7	$7,000.7	$6,900.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,542.1	$3,548.1	$3,825.9
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(120.9)	(125.9)	(137.7)
HG Global’s unearned premium reserve (1)	215.8	214.6	195.3
HG Global’s net deferred acquisition costs (1)	(60.6)	(60.8)	(54.2)
Adjusted book value per share numerator	$3,576.4	$3,576.0	$3,829.3
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,994.2	3,017.8	3,107.3
Unearned restricted common shares	(24.2)	(13.7)	(23.4)
Adjusted book value per share denominator	2,970.0	3,004.1	3,083.9
GAAP book value per share	$1,183.00	$1,175.73	$1,231.27
Adjusted book value per share	$1,204.17	$1,190.39	$1,241.71
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	March 31, 2022	December 31, 2021	March 31, 2021
Quarter-to-date change in GAAP book value per share, including dividends:	0.7%	1.1%	(2.1)%
Quarter-to-date change in adjusted book value per share, including dividends:	1.2%	1.2%	(1.7)%
Year-to-date change in GAAP book value per share, including dividends:	0.7%	(6.5)%	(2.1)%
Year-to-date change in adjusted book value per share, including dividends:	1.2%	(5.7)%	(1.7)%
Year-to-date dividends per share	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
GOODWILL AND OTHER INTANGIBLE ASSETS
(Unaudited)

	March 31, 2022	December 31, 2021	March 31, 2021
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8	$116.8	$116.8
NSM	499.1	503.2	477.7
Kudu	7.6	7.6	7.6
Other Operations	17.9	17.9	11.3
Total goodwill	641.4	645.5	613.4
Other intangible assets:
Ark	175.7	175.7	175.7
NSM	212.9	222.2	222.0
Kudu	1.3	1.3	1.5
Other Operations	20.2	21.2	24.4
Total other intangible assets	410.1	420.4	423.6
Total goodwill and other intangible assets	1,051.5	1,065.9	1,037.0
Goodwill and other intangible assets attributed to non-controlling interests	(117.1)	(117.6)	(108.4)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$934.4	$948.3	$928.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$8.4	$6.4
Net investment income	4.6	4.5
Net realized and unrealized investment gains (losses)	(45.1)	(17.9)
Other revenues	.8	.3
Total Financial Guarantee revenues	(31.3)	(6.7)
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	194.4	104.6
Net investment income	1.6	.8
Net realized and unrealized investment gains (losses)	(17.5)	1.1
Other revenues	(2.8)	2.6
Total P&C Insurance and Reinsurance revenues	175.7	109.1
Specialty Insurance Distribution (NSM)
Commission revenues	70.1	59.6
Other revenues	18.4	15.2
Total Specialty Insurance Distribution revenues	88.5	74.8
Asset Management (Kudu)
Net investment income	12.6	8.2
Net realized and unrealized investment gains (losses)	22.3	15.8
Other revenues	—	.1
Total Asset Management revenues	34.9	24.1
Other Operations
Net investment income	1.8	7.1
Net realized and unrealized investment gains (losses)	31.9	2.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	18.8	(41.7)
Commission revenues	2.9	2.3
Other revenues	25.7	7.1
Total Other Operations revenues	81.1	(23.1)
Total revenues	$348.9	$178.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$3.0	$1.9
General and administrative expenses	16.3	16.4
Total Financial Guarantee expenses	19.3	18.3
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	122.0	66.0
Insurance and reinsurance acquisition expenses	49.9	36.7
General and administrative expenses	23.1	37.8
Interest expense	3.8	1.1
Total P&C Insurance and Reinsurance expenses	198.8	141.6
Specialty Insurance Distribution (NSM)
General and administrative expenses	54.0	46.0
Broker commission expenses	20.6	18.9
Change in fair value of contingent consideration	.1	—
Amortization of other intangible assets	9.1	8.6
Loss on assets held for sale	—	28.7
Interest expense	2.1	5.9
Total Specialty Insurance Distribution expenses	85.9	108.1
Asset Management (Kudu)
General and administrative expenses	2.7	2.5
Amortization of other intangible assets	.1	.1
Interest expense	2.8	5.8
Total Asset Management expenses	5.6	8.4
Other Operations
Cost of sales	21.4	4.0
General and administrative expenses	28.9	35.7
Amortization of other intangible assets	.9	.5
Interest expense	.3	.3
Total Other Operations expenses	51.5	40.5
Total expenses	361.1	316.9
Pre-tax income (loss) from continuing operations	(12.2)	(138.7)
Income tax (expense) benefit	3.8	9.5
Net income (loss) from continuing operations	(8.4)	(129.2)
Net gain (losses) from sale of discontinued operations, net of tax	—	18.7
Net income (loss)	(8.4)	(110.5)
Net (income) loss attributable to non-controlling interests	41.8	35.2
Net income (loss) attributable to White Mountains’s common shareholders	$33.4	$(75.3)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to White Mountains’s common shareholders	$33.4	$(75.3)
Other comprehensive income (loss), net of tax	(2.3)	1.8
Comprehensive income (loss)	31.1	(73.5)
Other comprehensive (income) loss attributable to non-controlling interests	.2	(.1)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$31.3	$(73.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2022	2021
Basic earnings (loss) per share
Continuing operations	$11.10	$(30.33)
Discontinued operations	—	6.03
Total consolidated operations	$11.10	$(24.30)

Diluted earnings (loss) per share
Continuing operations	$11.10	$(30.33)
Discontinued operations	—	6.03
Total consolidated operations	$11.10	$(24.30)
Dividends declared per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Three Months Ended March 31, 2022	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.9	$1.5	$194.4	$—	$—	$—	$202.8
Net investment income	2.1	2.5	1.6	—	12.6	1.8	20.6
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(23.5)	(21.6)	(17.5)	—	22.3	31.9	(8.4)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	18.8	18.8
Commission revenues	—	—	—	70.1	—	2.9	73.0
Other revenues	.1	.7	(2.8)	18.4	—	25.7	42.1

Total revenues	(11.5)	(19.8)	175.7	88.5	34.9	81.1	348.9
Expenses:
Loss and loss adjustment expenses	—	—	122.0	—	—	—	122.0
Insurance and reinsurance acquisition expenses	2.6	.4	49.9	—	—	—	52.9
Cost of sales	—	—	—	—	—	21.4	21.4
General and administrative expenses	.7	15.6	23.1	54.0	2.7	28.9	125.0
Broker commission expenses	—	—	—	20.6	—	—	20.6
Change in fair value of contingent consideration	—	—	—	.1	—	—	.1
Amortization of other intangible assets	—	—	—	9.1	.1	.9	10.1
Interest expense	—	—	3.8	2.1	2.8	.3	9.0
Total expenses	3.3	16.0	198.8	85.9	5.6	51.5	361.1

Pre-tax income (loss)	$(14.8)	$(35.8)	$(23.1)	$2.6	$29.3	$29.6	$(12.2)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.3	$1.1	$104.6	$—	$—	$—	$111.0
Net investment income	1.8	2.7	.8	—	8.2	7.1	20.6
Net investment income (expense) - BAM surplus note interest	3.0	(3.0)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(9.9)	(8.0)	1.1	—	15.8	2.1	1.1
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(41.7)	(41.7)
Commission revenues	—	—	—	59.6	—	2.3	61.9
Other revenues	.1	.2	2.6	15.2	.1	7.1	25.3

Total revenues	.3	(7.0)	109.1	74.8	24.1	(23.1)	178.2
Expenses:
Loss and loss adjustment expenses	—	—	66.0	—	—	—	66.0
Insurance and reinsurance acquisition expenses	1.5	.4	36.7	—	—	—	38.6
Cost of sales	—	—	—	—	—	4.0	4.0
General and administrative expenses	.6	15.8	37.8	46.0	2.5	35.7	138.4
Broker commission expenses	—	—	—	18.9	—	—	18.9
Amortization of other intangible assets	—	—	—	8.6	.1	.5	9.2
Loss on assets held for sale	—	—	—	28.7	—	—	28.7
Interest expense	—	—	1.1	5.9	5.8	.3	13.1
Total expenses	2.1	16.2	141.6	108.1	8.4	40.5	316.9

Pre-tax income (loss)	$(1.8)	$(23.2)	$(32.5)	$(33.3)	$15.7	$(63.6)	$(138.7)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2022	2021
Gross par value of primary market policies issued	$2,755.1	$2,542.0
Gross par value of secondary market policies issued	699.1	177.1
Gross par value of assumed reinsurance	—	805.5
Total gross par value of market policies issued	$3,454.2	$3,524.6
Gross written premiums	$9.4	$12.5
MSC collected	12.3	13.8
Total gross written premiums and MSC collected	21.7	26.3
Present value of future installment MSC collections	—	—
Gross written premium adjustments on existing installment policies	—	—
Gross written premiums and MSC from new business	$21.7	$26.3
Total pricing	63 bps	74 bps

	As of March 31, 2022	As o1 December 31, 2021	As of March 31, 2021
Policyholders’ surplus	$294.7	298.1	$321.3
Contingency reserve	105.7	101.8	92.2
Qualified statutory capital	400.4	399.9	413.5
Statutory net unearned premiums	49.8	49.5	46.2
Present value of future installment premiums and MSC	13.8	13.8	13.9
HG Re, Ltd collateral trusts at statutory value	486.7	478.9	420.7
Fidus Re, Ltd collateral trust at statutory value	250.0	250.0	250.0
Claims paying resources	$1,200.7	$1,192.1	$1,144.3

	Three Months Ended March 31,
HG Global	2022	2021
Net written premiums	$8.1	$10.7
Earned premiums	$6.9	$5.3

	As of March 31, 2022	As of December 31, 2021	As of March 31, 2021
Unearned premiums	$222.6	$221.5	$201.5
Deferred acquisition costs	$62.6	$62.7	$55.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Three Months Ended March 31, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$633.1	$—	$633.1
Net written premiums	$543.8	$1.8	$545.6
Net earned premiums	$194.4	$4.8	$199.2

Insurance expenses:
Loss and loss adjustment expenses	$122.0	$5.7	$127.7
Insurance and reinsurance acquisition expenses	49.9	—	49.9
Other underwriting expenses (1)	22.1	1.0	23.1
Total insurance expenses	$194.0	$6.7	$200.7

Ratios:
Loss and loss adjustment expense	62.7%		64.1%
Insurance and reinsurance acquisition expense	25.7		25.1
Other underwriting expense	11.4		11.6
Combined Ratio	99.8%		100.8%
(1) Included within general and administrative expenses.

	For the Three Months Ended March 31, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$404.5	$—	$404.5
Net written premiums	$342.4	$(5.0)	$337.4
Net earned premiums	$104.6	$31.2	$135.8

Insurance expenses:
Loss and loss adjustment expenses	$66.0	$31.6	$97.6
Insurance and reinsurance acquisition expenses	36.7	—	36.7
Other underwriting expenses (1)	11.2	1.3	12.5
Total insurance expenses	$113.9	$32.9	$146.8

Ratios:
Loss and loss adjustment expense	63.1%		71.9%
Insurance and reinsurance acquisition expense	35.1		27.0
Other underwriting expense	10.7		9.2
Combined Ratio	108.9%		108.1%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended March 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
Commission revenues	$59.6	$70.1	$268.5
Broker commission expenses	18.9	20.6	81.9
Gross profit	40.7	49.5	186.6
Other revenues	15.2	18.4	75.6
General and administrative expenses	46.0	54.0	198.1
Change in fair value of contingent consideration	—	.1	1.1
Amortization of other intangible assets	8.6	9.1	35.7
Loss on assets held for sale	28.7	—	—
Interest expense	5.9	2.1	19.5
GAAP pre-tax income (loss)	(33.3)	2.6	7.8
Income tax (expense) benefit	8.0	.4	(2.0)
GAAP net income (loss)	(25.3)	3.0	5.8

Add back:
Interest expense	5.9	2.1	19.5
Income tax expense (benefit)	(8.0)	(.4)	2.0
General and administrative expenses – depreciation	1.1	1.2	5.5
Amortization of other intangible assets	8.6	9.1	35.7
EBITDA	(17.7)	15.0	68.5

Exclude:
Change in fair value of contingent consideration	—	.1	1.1
Non-cash equity-based compensation expense	.6	.8	2.2
Impairments of intangible assets	—	—	—
Loss on assets held for sale	28.7	—	—
Transaction expenses	—	1.3	6.1
Investments made in the development of new business lines	—	.3	1.1
Restructuring expenses	2.8	.6	3.2
Legal settlements	—	—	(7.6)
Adjusted EBITDA	$14.4	$18.1	74.6

Adjustment to remove Fresh Insurance motor business’s adjusted EBITDA from April 1, 2021			1.2
Adjustment to include J.C. Taylor’s adjusted EBITDA from April 1, 2021 to August 6, 2021			3.4
Pro forma adjusted EBITDA			$79.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2021	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
Net investment income	$8.2	$12.6	$48.3
Net realized and unrealized investment gains (losses)	15.8	22.3	96.4
Other revenues	.1	—	.1
Total revenues	24.1	34.9	144.8
General and administrative expenses	2.5	2.7	14.7
Amortization of other intangible assets	.1	.1	.3
Interest expense	5.8	2.8	8.7
Total expenses	8.4	5.6	23.7
GAAP pre-tax income (loss)	15.7	29.3	121.1
Income tax (expense) benefit	(7.8)	(6.1)	(27.8)
GAAP net income (loss)	7.9	23.2	93.3

Add back:
Interest expense	5.8	2.8	8.7
Income tax expense (benefit)	7.8	6.1	27.8
General and administrative expenses – depreciation	—	—	—
Amortization of other intangible assets	.1	.1	.3
EBITDA	21.6	32.2	130.1

Exclude:
Net realized and unrealized investment (gains) losses	(15.8)	(22.3)	(96.4)
Non-cash equity-based compensation expense	.1	.1	1.2
Transaction expenses	—	—	2.0
Adjusted EBITDA	$5.9	$10.0	36.9

Adjustment to annualize partial year revenues for participation contracts acquired			10.5
Adjustment to remove partial year revenues for participation contracts sold			(1.6)
Annualized adjusted EBITDA			$45.8

GAAP net investment income revenue			$48.3
Adjustment to annualize partial year revenues for participation contracts acquired			10.5
Adjustment to remove partial year revenues for participation contracts sold			(1.6)
Annualized revenue			$57.2

Total net capital drawn (1)			$570.8

Cash revenue yield			10.0%

(1) Total net capital drawn represents equity and debt capital drawn less cumulative distributions.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $125 million, $130 million and $142 million less than the nominal GAAP carrying values as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $160 million, $159 million and $146 million as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 14.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements attributable to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis (i.e., 100% of the syndicates’ results). The reconciliation from the GAAP ratios to the adjusted ratios is included on page 15.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) transaction expenses, (vi) investments made in the development of new business lines, (vii) restructuring expenses and (viii) legal settlements. A description of each follows:
•Change in fair value of contingent consideration - Contingent consideration consists of amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, contingent consideration amounts are initially recorded as liabilities at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on net assets held for sale related to the Fresh Insurance motor business.
•Transaction expenses - Represents costs directly related to NSM’s mergers and acquisitions activity, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.
•Legal settlements - Represents amounts recognized from legal settlements.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also (i) includes the earnings (losses) of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by NSM and (ii) removes the earnings (losses) for the previous 12 months related to businesses sold by NSM.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors in understanding the full earnings profile of NSM’s business as of the end of any 12-month period. See page 16 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA and annualized revenue are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income revenue.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 17 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended March 31,
	2022	2021
Total consolidated portfolio return	0.8%	(0.3)%
Remove MediaAlpha	(0.5)%	1.0%
Total consolidated portfolio return excluding MediaAlpha	0.3%	0.7%

Three Months Ended March 31, 2022
Total equity portfolio return	5.3%
Remove MediaAlpha	(0.3)%
Total equity portfolio return excluding MediaAlpha	5.0%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, severe winter weather, public health crises, terrorist attacks, explosions, infrastructure failures, cyber-attacks or armed conflicts;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.